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                                                                     EXHIBIT 3.6


Secretary of State                                DOCKET NUMBER :  980210286
Corporations Division                             CONTROL NUMBER:  9535640
Suite 315, West Tower                             EFFECTIVE DATE:  01/02/1998
2 Martin Luther King Jr. Dr.                      REFERENCE     :  0093
Atlanta, Georgia 30334-1530                       PRINT DATE    :  01/21/1998
                                                  FORM NUMBER   :  111




COCHRAN CAMP & SNIPES
SCOTT A. COCHRAN
2950 ATLANTA ST., SE
SMYRNA, GA 30080-3692



                            CERTIFICATE OF AMENDMENT


I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that


                              HEALTHTRONICS, INC.
                         A DOMESTIC PROFIT CORPORATION



has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.


WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.







                                                  /s/ Lewis A. Massey
                                                  ------------------------------
                                                        LEWIS A. MASSEY
                                                        SECRETARY OF STATE


[SEAL]
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                             ARTICLES OF AMENDMENT

                                       OF

                              HEALTHTRONICS, INC.

     Pursuant to O.C.G.A. ss. 14-2-1006 (CGA ss. 22-1006) of the Georgia Business Corporation Code, HealthTronics, Inc., a Georgia corporation, hereby submits the following Articles of Amendment:

                                       1.

     The name of the corporation is HealthTronics, Inc. (the "Corporation") and the charter number of the Corporation is 9535640.

                                       2.

     The Articles of Incorporation are hereby amended (the "Amendment") as follows:

     II. The corporation is authorized to issue 30 million shares of common stock, with no par value.

     VII. No shareholder shall have preemptive rights. To the extent that preemptive rights existed prior to this amendment the same are abolished.

                                       3.

     The Amendment was duly adopted on December 5, 1997.

                                       4.

     The foregoing Amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of O.C.G.A. ss. 14-2-1003 (GCA ss. 22-1003) of the Georgia Corporation Code.

     IN WITNESS WHEREOF, HealthTronics, Inc. has caused these Articles of Amendment to be executed by its duly authorized officers on the 5th day of December, 1997.

                                   HEALTHRONICS, INC.

                                   By: /s/ Scott A. Cochran
                                      -----------------------------------
                                           SCOTT A. COCHRAN
                                           Secretary